Exhibit 10.124

                                 AMENDMENT NO. 9

 TO TRADEMARK LICENSE AND TECHNICAL ASSISTANCE AGREEMENT FOR WOMEN'S COLLECTIONS


         This amendment no. 9, dated December 16, 2004, is to the Trademark License and Technical Assistance Agreement for Women's Collections dated March 4, 1998 (the "Agreement") by and between Latitude Licensing Corp. ("Licensor") and I.C. Isaacs & Company L.P. ("Licensee" who together with Licensor, are hereinafter referred to as the "Parties"). Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

         WHEREAS, pursuant to conversations that Licensee's management had with Licensor's management regarding the deferral of a portion of the Minimum Royalties payable under the Agreement in Calendar Year 2004 (the "2004 Minimum Royalties") in order to enable the Licensee to finance the lease and build-out of Licensee's new office and showroom in New York City, Licensee, commencing in March, 2004, has paid monthly Minimum Royalties to Licensor which, if continued through the end of 2004, would amount in the aggregate, to $750,000, and not $1,500,000, as required by the Agreement; and

         WHEREAS, the Parties desire to make provision for Licensee's payment of the unpaid portion of those Minimum Royalties, and to amend the Agreement to the extent set forth herein,

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

2.       Section 4 - Royalties

         Section 4.5 of the Agreement is hereby amended by adding the following to the end thereof:

     "Anything elsewhere contained in this Section 4.5 to the contrary notwithstanding:

         (a) the 2004 Minimum Royalties shall be paid, as follows:

                  (i) the sum of $750,000 shall be paid in ten installments, each in the amount of $75,000, on the first day of each month commencing in March 2004 and continuing to and including December 2004; and

                  (ii) subject to the provisions of Section 4.5 (c) hereof, the sum of $750,000 shall be paid in equal installments on the first day of each month during the 18 month period commencing in July 2005;

         (b) subject to the provisions of Section 4.5 (c) hereof, the aggregate amount of the actual Royalties in excess of the 2004 Minimum Royalties shall be paid in equal installments on the first day of each month during the 18 month period commencing in July 2005; and

         (c) if, at any time prior to the date when Licensee's obligations under Sections 4.5(a)(ii) and (b) hereof shall be paid in full, the Licensee shall be entitled, pursuant to the provisions of the agreement that shall be in effect between Licensee and the provider of its revolving credit facility during calendar years 2005 and 2006, to pay any Quarterly Payment Amount (as such term is defined in the amended and restated subordinated secured promissory note dated May 21, 2002 made by Licensee and delivered to Textile Investment International S.A. (the "Note")):

                  (i) Licensee, in lieu of paying such Quarterly Payment Amount under the Note, shall pay to Licensor all of such amount, or any portion of such amount that shall not be paid to Licensor pursuant to Amendment no. 7 of even date herewith to the Trademark License and Technical Assistance Agreement dated the 1st day of November 1997 between Licensor and Licensee; and

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                  (ii) each such amount so paid shall be credited against and reduce the aggregate unpaid amount of Licensee's obligations under Sections 4.5(a)(ii) and (b) hereof;

                  (iii) any amount paid or payable by Licensee pursuant to the provisions of this Section 4.5 (c) shall be in addition to, and not in substitution of, Licensee's obligations pursuant to Sections 4.5(a)(ii) and
     (b) hereof."

     2.       Effective Date

         This Amendment no. 9 shall be effective as of the date first written above.

     3.       No defaults; Full Force and Effect

         The parties hereby confirm to one another that neither party is in default to the other in the performance of any of the obligations owed by either of them to the other. The Agreement, as amended by this Amendment no. 9, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Amendment no. 9 as of the date first above written.

LATITUDE LICENSING CORP.             I.C. ISAACS & COMPANY L.P.

                                     By: I.C. Isaacs & Company, Inc., its
                                     General Partner
By:
       ----------------------------
Name:
       ----------------------------
Title:                               By:
       ----------------------------      ---------------------------------------
                                         Peter J. Rizzo, Chief Executive Officer


Consent

         Textile Investment International S.A. ("Textile") hereby agrees that
(i) any part or all of any Quarterly Payment Amount (as such term is defined in the Note referred to in Section 4.5(c) of the foregoing amendment) that shall become due, and that Licensee shall be permitted to pay to Textile, pursuant to the provisions of said Note, may be paid to the Licensor pursuant to Section 4.5(c) of the foregoing amendment; (ii) the failure to make any such payment to Textile shall not constitute a default under said Note; and (iii) the amount of such payment shall become a Subsequent Deferred Quarterly Payment (as such term is defined in said Note) to be paid by the Licensee in accordance with the provisions of paragraph 2(d)(iii) of said Note.

Dated December 16, 2004

                                        TEXTILE INVESTMENT INTERNATIONAL S.A.,
                                        a Luxembourg corporation

                                        By:
                                           -----------------------------------
                                           Rene Faltz, Managing Director

                                        By:
                                           -----------------------------------
                                           Tom Felgen, Managing Director